eHealth, Inc. Announces Preliminary Results for the Fourth Quarter and Fiscal Year 2020

SANTA CLARA, California – January 29, 2021 – eHealth, Inc. (NASDAQ: EHTH), a leading private online health insurance marketplace in the United States, today announced preliminary, unaudited financial results and select operating metrics for the fourth quarter and fiscal year ended December 31, 2020.

The preliminary, unaudited financial results and selected operating metrics included in this press release are based on information available as of January 29, 2021 and management’s initial review of operations for the fourth quarter and year ended December 31, 2020. They remain subject to change based on management’s ongoing review of the Company’s fourth-quarter and full year results and are forward-looking statements. eHealth assumes no obligation to update these statements. The actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in eHealth’s annual and quarterly filings with the Securities and Exchange Commission.

Fourth Quarter and Fiscal Year 2020 Preliminary Results

•Revenue for the fourth quarter of 2020 is expected to be in the range of $291.0 to $293.0 million.
•GAAP net income for the fourth quarter of 2020 is expected to be in the range of $57.0 to $59.0 million.
•Adjusted EBITDA(a) for the fourth quarter of 2020 is expected to be in the range of $81.0 to $84.0 million.
•Revenue for the year ended December 31, 2020 is expected to be in the range of $581.0 to $583.0 million as compared to the Company’s guidance of $630.0 to $670.0 million.
•GAAP net income for the year ended December 31, 2020 is expected to be in the range of $43.5 to $45.5 million as compared to the Company’s guidance of $79.0 to $94.0 million.
•Adjusted EBITDA(a) for the year ended December 31, 2020 is expected to be in the range of $81.5 to $84.5 million as compared to the Company’s guidance of $140.0 to $155.0 million.
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(a)	Adjusted EBITDA is calculated by adding stock-based compensation expense, depreciation and amortization expense, amortization of intangible assets, other income, net of expenses and provision for income taxes to GAAP net income. See “Non-GAAP Financial Information Reconciliation.”

Selected Operating Metrics
•The number of approved members for Medicare Advantage products grew 30% during the fourth quarter of 2020 compared to the fourth quarter of 2019. For the full year 2020, the number of approved members for Medicare Advantage products grew 39%.
•The number of approved members for major medical individual and family plan (“IFP”) products declined 2% during the fourth quarter of 2020 compared to the fourth quarter of 2019. For the full year 2020, the number of approved members for IFP products grew 4% compared to 2019.
•43% of fourth quarter 2020 applications for Medicare major medical products(b) were submitted by eHealth’s customers online, which includes unassisted and partially agent-assisted online enrollments. For the full year 2020, 37% of eHealth’s applications for Medicare major medical products were submitted online. This compares to 36% and 27% of Medicare major medical product applications that were submitted online in the fourth quarter and full year 2019, respectively.
•In-house eHealth Medicare agents represented approximately 57% of the average telesales headcount for the fourth quarter of 2020 compared to approximately 33% in the fourth quarter of 2019.

eHealth believes its fourth quarter Medicare enrollments were negatively impacted by the underperformance of its external agent force as well as some of its marketing channels, particularly Direct Response TV, where the Company typically experiences more intense competition from carriers and other brokers. The Company believes that its fourth quarter performance was also impacted by external factors, such as the global pandemic and an extended election cycle, both of which influenced consumer and competitive behavior.

Scott Flanders, chief executive officer of eHealth commented, “We raised our 2020 annual guidance as part of our second quarter earnings release with the expectation that our strategic initiatives were on track to deliver superior results during the fourth quarter Annual Enrollment Period (AEP). While we delivered several new capabilities in 2020 that are critical to our long-term growth strategy and increased our estimated Medicare membership above the overall growth rate of the Medicare market, our fourth quarter enrollments fell short of our expectations.”

To address the issues that impacted performance, eHealth is actively shifting telesales to a predominantly internal, full time agent model. This transition is already demonstrating results in 2021 with a 35% increase in agent productivity quarter-to-date when compared to the same period in 2020, and is also expected to lead to marked improvement in customer retention. In customer acquisition, eHealth will be emphasizing enrollment growth in online marketing and strategic partner channels - areas where the Company can more effectively differentiate itself

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(b)	Includes Medicare Advantage and Medicare Supplement plans.

from the competition and deliver higher returns on its investment. In addition, the Company believes that improved focus on customer lifetime value in its acquisition channels and the creation of its retention team, will result in more durable relationships with customers and enhance the Company’s unit economics. The Company’s industry leading online capabilities, including its recently introduced Customer Center, will enable eHealth to continue to scale rapidly as it delivers on these initiatives.

Concluded Flanders, “We are acting with a sense of urgency, executing a plan for 2021 that addresses head-on the issues that impacted our AEP results. Our initiatives are already gaining traction and we are seeing positive enrollment trends in the first weeks of 2021. While challenges remain, we are confident in the value and long-term prospects of eHealth’s differentiated model. Looking ahead, we will build on our strong foundation to drive growth through high-quality Medicare enrollments and create shareholder value.”

Key Drivers of 2021 Financial Performance
•The Company currently expects to grow its approved Medicare members in the mid-20% range in 2021 compared to 2020.
•Medicare Advantage lifetime values for the full year 2021 are expected to increase compared to 2020 reflecting the positive impact of higher commission rates and the Company’s retention initiatives.
•Residual or “tail” revenue in the Company’s Medicare and Individual & Family Plan businesses is expected to decline in 2021 compared to 2020.
•The Company expects a decline in acquisition costs per approved Medicare member and a considerable slow-down in fixed cost growth in 2021 compared to 2020 reflecting a number of cost reduction initiatives underway.
The Company will report its financial results for the fourth quarter and full year 2020 along with its 2021 annual guidance as part of its fourth quarter earnings call in February.

About eHealth, Inc.
eHealth, Inc. (NASDAQ: EHTH) operates a leading health insurance marketplace at eHealth.com and eHealthMedicare.com with technology that provides consumers with health insurance enrollment solutions. Since 1997, we have connected more than 8 million members with quality, affordable health insurance, Medicare options, and ancillary plans. Our proprietary marketplace offers Medicare Advantage, Medicare Supplement, Medicare Part D prescription drug, individual, family, small business and other plans from over 180 health insurance carriers across fifty states and the District of Columbia.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our performance during the Medicare annual enrollment period, factors that impacted our fourth quarter performance, our long term prospects and growth potential, expectations regarding our online platform and differentiated model, online enrollments, customer retention, online marketing, strategic partner channel, and the benefits and increased productivity of our in-house telesales agents, the quality of our 2021 Medicare enrollments, our expected revenue, GAAP net income, adjusted EBITDA, approved members for Medicare Advantage, Medicare and IFP products, the percentage of applications for Medicare major medical products that were submitted online for the fourth quarter of 2020 and the year ended December 31, 2020, and the Company’s projections regarding approved Medicare members, Medicare Advantage lifetime values, residual revenue for the Medicare and IFP businesses, acquisition costs per approved Medicare member and fixed costs in 2021.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. In particular, we are required by the Accounting Standards Codification 606 — Revenue from Contracts with Customers to make numerous assumptions that are based on historical trends and our management’s judgment. These assumptions may change over time and have a material impact on our revenue recognition, guidance, and results of operations. Please review the assumptions stated in eHealth’s annual and quarterly filings with the Securities and Exchange Commission carefully.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to retain existing members and enroll new members during the annual healthcare open enrollment period, the Medicare annual enrollment period and a COVID-19 related or other special enrollment period; changes in laws, regulations and guidelines, including in connection with healthcare reform or with respect to the marketing and sale of Medicare plans; competition, including competition from government-run health insurance exchanges; the seasonality of our business and the fluctuation of our operating results; our ability to accurately estimate membership, lifetime value of commissions and commissions receivables; changes in product offerings among carriers on our ecommerce platform and the resulting impact on our commission revenue; our ability to execute on our growth strategy in the Medicare market; the continued impact of the COVID-19 pandemic on our operations, business, financial condition and growth prospects, as well as on the general economy; changes in our management and key employees; exposure to security risks and our ability to safeguard the security and privacy of confidential data; our relationships with health insurance carriers; customer concentration and consolidation of the health insurance industry; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to hire, train and retain licensed health insurance agents and other employees; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; changes in the market for private health insurance; consumer satisfaction of our service; changes in member conversion rates; changes in commission rates; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy-eligible individuals through government-run health insurance exchanges; our ability to maintain and enhance our brand identity; our ability to derive desired benefits from investments in our business, including membership growth and retention initiatives; reliance on marketing partners; the impact of our direct-to-consumer email, telephone and television marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; our ability to successfully make and integrate acquisitions; dependence on our operations in China; the restrictions in our debt obligations; compliance with insurance and other laws and regulations; the outcome of litigation in which we are involved; and the performance, reliability and availability of our information technology systems, ecommerce platform and underlying network infrastructure. Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to eHealth as of the date hereof, and eHealth does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Information
This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (GAAP), including Adjusted EBITDA. Adjusted EBITDA is calculated by adding stock-based compensation expense, depreciation and amortization expense, amortization of intangible assets, other income, net of expenses, and provision for income taxes to GAAP net income.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with eHealth’s past financial reports. Management also believes that the items described above provide an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that these non-GAAP financial measures are useful to investors in their assessment of eHealth’s operating performance.

Adjusted EBITDA is not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of eHealth’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP net income and providing investors with reconciliations from eHealth’s GAAP operating results to the related non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Non-GAAP Financial Information Reconciliation

	Q4 2020		Fiscal Year 2020
(in millions)	Low	High	Low	High
GAAP net income	$57.0	$59.0	$43.5	$45.5
Stock-based compensation	3.5	3.5	25.3	25.3
Depreciation and amortization expense	1.0	1.0	3.7	3.7
Amortization of intangibles	0.3	0.3	1.5	1.5
Other income, net of expenses	0.1	0.1	(0.7)	(0.7)
Provision for income taxes	19.1	20.1	8.2	9.2
Adjusted EBITDA	$81.0	$84.0	$81.5	$84.5

Investor Relations Contact:
Kate Sidorovich, CFA
Vice President, Investor Relations
2625 Augustine Drive, Second Floor
Santa Clara, CA 95054
(650) 210-3111
kate.sidorovich@ehealth.com
http://ir.ehealthinsurance.com